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                                                                  EXHIBIT 10.5


                             CONSULTING AGREEMENT
                             --------------------


AGREEMENT made as of this 1st day of December, 1998 by between TopForm Inc ("TopForm") with an address of 445 G Street, San Diego, CA. 92101 and Howard Silverman (the "Consultant"), with an address at 2618 S. Beverly Dr., Los Angeles, CA. 90034.


                                  WITNESSETH
                                  ----------


WHEREAS, Consultant posses certain knowledge and expertise in certain fields in which the Company is conducting research and development and/or is otherwise engaged in business (the "Field"), and desired to provide services to the Company;

WHEREAS, the Company desired to retain the Consultant to provide required medical advisory services and investment banking advise in the Field;

WHEREAS, the Consultant desires to be retained to render such services upon the terms and conditions herein set forth; and

WHEREAS, The Company desires the Consultant not to compete with the Company.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the partie hereto hereby agree as follows:

1. Prior to the execution of this Agreement, Consultant has entered into and executed an Unconditional Continuing Guaranty (the "Guaranty") in favor of DVI Financial Services, Inc. ("DVI"). The Guaranty was provided pursuant to a Subordination Agreement entered into on February 24, 1998 by and among Consultant, Pam Medley, M.D.: Truvision Laser Center of Albuquerque, Inc. ("Truvision") and DVI Financial Services, Inc., ("DVI"). Truvision, is obtaining leases, loans, extensions of credit and other financial services from DVI, and was required to provide the Guaranty in order to close the refinancing of the Albuquerque VISX laser facility.

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2.(a) Subject all times to the supervision and direction of the officers and
      Board of Directors of the Company, the Consultant shall during the term hereof render medical advisory, investment banking consulting and technical services to the Company ("the Services"). Such Services shall relate to the further research and development of the Field, as part of the business of the Company, as the same shall now or hereafter exist, or as the Company's Board of Directors or officers may from time to time reasonable request. The Consultant shall perform his duties as an independent contractor, and not as an employee, by use of his best efforts and due diligence.

  (b) Consultant may offer ideas or concepts to Company at any time that are not specifically requested by the Company, however, Consultant shall first present a broad and general oral outline of the proposed Services to the Company, for the purpose of minimizing Consultant's efforts in those instances where the proposed idea or concept may not appear to be consistent with the Company's research objectives, may appear to duplicate Company activities planned or in progress; or may appear to have been previously considered by the Company. It is understood that the Company shall have the sole and exclusive right to accept or reject any Service offered, and the sole and exclusive right to accept or reject any Service offered, and the sole and exclusive right to determine the extent, if any, to which a Service idea or concept shall be further studied or developed.

  (c) As long as the Guaranty is in effect, the Company shall engage Consultant or his designee as a nonvoting advisor to the Company's Board of Directors. The Company shall notify and invite Consultant to each meeting of the Board. Consultant shall receive all notices and other correspondence and communications set by the Company to Members of the Board. Consultant shall be entitled to receive reimbursement for all reasonable costs incurred in meetings including but not limited, food, lodging, and transportation. In addition, Consultant shall be entitled to the same compensation as the Company gives to other non-employee directors for acting in such capacity.

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3.  This Agreement is for a term of thirty-six (36) months (the "Term"), subject to earlier termination as provided in paragraph 6 below. The foregoing notwithstanding, this Agreement may be extended or renewed by mutual consent of the parties hereto.

4. In full satisfaction for services to be rendered hereunder pursuant to paragraph 1, the Consultant hereby accepts, the following compensation:

    (a) The consultant will receive an annual salary of $102,000.00 paid monthly in advance at the rate of $8,500.00 per month (the "Monthly Fee") for services rendered as a member of the Company's Medical Advisory Board. The monthly fee will commence upon receipt of the Company proceeds of the proposal or for July 31, 1999, whichever comes first. In addition to the Monthly Fee, the Company will reimburse the Consultant on a monthly basis for all reasonable travel and out-of-pocket expenses incurred by the Consultant in the performance of his duties hereunder, and the Consultant shall account for such expenses to the Company.

    (b) In addition to the consideration set forth in Section 2 (a) above, the Consultant shall be entitled to purchase 400,000 post split shares (the "Shares") of the Company's Common Stock at par value. The Shares shall be registered by the Company with the Securities and Exchange Commission ("SEC") on the next available registration statement and if not so registered within six months from the date hereof, shall be included on a Form S-8 Registration Statement or any other available registration statement to be filed within seven months from the date hereof.

    (c) Consultant shall be paid all past due and then pending consultant fees owed by Tru Vision, accrued at the rate of $5,000.00 per month, or an aggregate of $90,000.00 as if this date. The monies shall be paid to Consultant from the proceeds of the Company's proposed private placement but in any event no later than July 31, 1999.

    (d) The Company hereby represents and warrants it will use its best efforts to make all laser financing payments to DVI described in
         Section 2 above, on a timely basis.


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5.  All obligations of the Consultant contained herein shall be subject to the Consultant's reasonable availability for such performance, in view of the nature of the requested service and the amount of notice received. The Consultant shall devote such time and effort to the performance of his duties hereunder as the Consultant shall determine is reasonable necessary for such performance. The Consultant may look to such others for such factual information, investment recommendations, economic advice and/or research, upon which to base his advise to the Company hereunder, as it shall deem appropriate. The Company shall furnish to the Consultant all information relevant to the performance by the Consultant of his obligations under this Agreement, or particular projects as to which the Consultant is acting as advisor, which will permit the Consultant to know all facts material to the advice to be rendered, and all material or information reasonable requested by the Consultant. In the event that the Company fails or refuses to furnish any such material or information reasonable requested by the Consultant, and thus prevents or impedes the Consultant's performance hereunder, any inability of the Consultant to perform shall not be a breach of his obligations hereunder.

6. If, during the term of agreement, the Consultant voluntarily terminates his services as Consultant or is terminated by the Company for Cause, as such term is defined below, then the term of this agreement shall end without further action by either party if hereto, and all rights and obligations of the parties hereunder, except those set forth in paragraphs 8 and 9 hereof, shall terminate as of such date. For the purposed of this Agreement, "Cause" shall mean either the non-performance of the Consultant's duties set forth herein, as reasonable determined by the Company, or the conviction of the Consultant for a felony committed against the Company.

7. Except with respect to business activities competitive to the Company's Field, nothing contained in the Agreement shall limit or restrict the right of the Consultant or of any partner employee, agent or representative of the Consultant, to be a partner, director, officer, employee, agent or representative of, or to engage in, any other business, whether of a similar nature or not, nor to limit or restrict the right of the Consultant to render services of any kind to any other corporation, firm, individual or association.

8. The Consultant will hold in confidence any confidential information which the Company provides to the Consultant pursuant to this Agreement unless the Company gives the Consultant permission in writing to disclose such confidential information to



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a specific third party. Notwithstanding the foregoing, the Consultant shall not be required to maintain confidentiality with respect to information (i) which is or becomes part of the public domain; (ii) of which it had independent knowledge prior to disclosure; (iii) which comes into the possession of the Consultant in the normal routine course of his own business from and through independent non-confidential sources; or (iv) which is required to be disclosed by the Consultant by governmental requirements. If the Consultant is requested or required (by oral questions, interrogatories, request for information or document subpoenas, civil investigative demands, or similar process) to disclose any confidential information supplied to him by the Company, or the existence of other negotiations in the course of his dealings with the Company or its representatives, the Consultant shall, unless prohibited by law, promptly notify the Company of such request(s) so that the Company may seek an appropriate protective order. The Paragraph shall survive the termination of this Agreement.

9. The Company and the Consultant agree to indemnify and hold each other harmless including their respective partners, employees, agents, representatives and controlling persons (and the officers, directors, employees, agents, representatives and controlling persons of each of them) form and against any and all losses, claims, damages, liabilities, costs and expenses (and all actions, suits, proceedings or claims in respect thereof) and any legal or other expenses in giving testimony or giving documents in response to a subpoena or otherwise (including, without limitation, the cost of investigating, preparing or defending any such action, suit, proceeding or claim, whether or not in connection with any action, suit, proceeding or claim in which either the Company or the Consultant is a party), as and when incurred, directly or indirectly, caused by, relating to, based upon or arriving out of their respective obligations under the Agreement. This paragraph shall survive the termination of this agreement.

10. This agreement may not be transferred, assigned or delegated by any of the parties hereto without the prior written consent of the other party hereto.

11. The failure or neglect of the parties hereto to insist, in any one or more instances, upon the strict performance of any of the terms or conditions of this Agreement, or their waiver of strict performance of any of the terms or conditions of this Agreement, shall not be construed as a waiver or relinquishment in the future of such terms or condition, but the same shall continue in full force and effect.


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12. Any notices hereunder shall be sent to the Company and to the Consultant at their respective addresses set forth above. Any notice shall be given by registered or certified mail, postage prepaid, and shall be deemed to have been given when deposited in the Bermudian or United States mail. As the case may be. Either party may designate any other address to which notice shall be given, by giving written notice to the other of such change of address in the manner herein provided.

13. This Agreement has been made in the State of California and shall be construed and governed in accordance with the laws thereof without giving effect to principles governing conflicts of law.

14. This Agreement contains the entire agreement between the parties, may not be altered or modified, except in writing and signed by the party to be charged thereby, and supersedes any and all previous agreements between the parties relating to the subject matter hereof.

15. This Agreement shall be binding upon the parties hereto, the indemnified parties referred to in Section 9, and their respective heirs, administrators, successors and permitted assigns.

    IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first above written.


/s/ Howard P. Silverman                /s/ John Homan
-----------------------                -------------------
Howard P. Silverman                    John Homan
                                        TOPFORM, Inc.